Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 33-44421 and 333-198409) on Form S-8 pertaining to Adtalem Global Education Retirement Plan, of our report dated June 23, 2025, with respect to the 2024 financial statements and supplemental schedules of the Adtalem Global Education Retirement Plan, included in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ BAKER TILLY US, LLP

Peachtree Corners, Georgia

June 23, 2025